     The securities in the form of Incentive Stock Options of Premier Concepts, Inc. have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. Such securities cannot be sold, transferred, assigned or otherwise disposed of except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws.


                            PREMIER CONCEPTS, INC.

                            INCENTIVE STOCK OPTION


     THIS AGREEMENT is made effective as of this ________ day of _____________, 199___, by PREMIER CONCEPTS, INC., a Colorado corporation, 3033
S. Parker Road, Suite 120, Denver, Colorado 80014 (the "Company") and

____________________________________________
(Employee's Name)

____________________________________________
(Employee's Address)


     Employee is an employee of the Company. The Company considers it in its best interests for the employee be given an inducement to acquire an ownership interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase shares of the Company's $.0004 par value common stock in accordance with the Incentive Stock Option Plan adopted by the Board of Directors of the Company on November 9, 1992, and approved by the shareholders of the Company on March 30, 1993.


     IN CONSIDERATION of these premises and the foregoing mutual promises and covenants, the parties agree as follows:

     1. GRANT OF OPTION.
        ---------------
        The Company hereby grants to Employee the option to purchase ____________ shares of its $0.002 par value common stock at the purchase price of $_________ per share, which is the fair market value of the stock as determined in good faith by the Board of Directors, or, for employees owning more than ten percent (10%) of said stock, is 110% of said fair market value, in the manner and subject to the conditions provided in this Agreement.

     2. TIME OF EXERCISE OF OPTION.
        --------------------------
        This option may be exercised at any time and from time to time until the termination of this option as provided in paragraph 6 below; except that this option granted to Employee shall in no event be exercised while there is outstanding any option previously granted to the same employee to purchase stock in the Company; and provided that any such previously granted option not having been exercised in full shall be deemed to remain outstanding until the expiration of the period during which under its initial terms it could have been exercised.

     3. METHOD OF EXERCISE.
        ------------------
        The option shall be exercised by written notice by Employee to the Board of Directors of the Company at the Company's principal place of business accompanied by delivering to the Company an executed Notice of Exercise of Incentive Stock Option in the form attached hereto as Exhibit A, and Employee's check in payment of the option price for the number of shares for which the option is exercised, or in the form of delivery of other shares of common stock of the Company having a fair market value equal to the option price. The Company shall then issue a certificate or certificates for such shares; provided that if any law or regulation of any government agency, stock exchange or stock quotation service requires the Company to take any action with the respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In the event the shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Employee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company her Investment Representation Statement in the form attached hereto as Exhibit B.

     4. MANNER OF PAYMENT.
        -----------------
        The exercise price of each option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, (ii) by delivery to the Company of other Common Stock of the Company valued at its then established fair market value, (iii) by delivery to the Company of either options or warrants of the Company, including, without limitation, this option, valued at the difference between their exercise price and the then established fair market value of the Company's Common Stock, (iv) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the holder hereof, or (v) any other form of legal consideration that may be acceptable to the Board of Directors, in their discretion. For the purposes of this paragraph 6, the fair market value of the Company's Common Stock shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date the option is exercised, or (ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date the option is exercised, or (iii) if the shares or neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange or the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date the option is exercised. In the case of any deferred payment arrangement, any interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     5. TERMINATION OF OPTION.
        ---------------------
        This option shall terminate on the first to occur of the following dates:

        a. The expiration of three (3) months after the date on which Employee's employment by the Company is terminated;

        b. The expiration of twelve (12) months after the date on which Employee's employment is terminated if by reason of Employee's permanent and total disability.

        c. In the event of Employee's death while employed by the Company, her executors and administrators may exercise the option within two (2) years following the date of her death, as to any of the shares not previously exercised during the Employee's lifetime.

        d. Notwithstanding the provisions of paragraph 6.a, 6.b and 6.c of this paragraph:

            (1) In the event Employee's employment with the Company is terminated by the Company without cause prior to the vesting of the options described in paragraph 3.b above, then and in such event the options shall be deemed automatically vested and exercisable by Employee within the period set forth in paragraph 6.a above.

            (2) In the event Employee's employment with the Company is terminated voluntarily by the Employee without cause after vesting but prior to the exercise of the options, then and in such event options exercisable to purchase 100,000 shares of the Company's Common Stock described in paragraph 3.b above shall automatically be deemed terminated and of no further legal force or effect; and Employee agrees to surrender to the Company for cancellation the certificates representing the options so terminated.

            (3) The options described in paragraphs 3.a and 3.b above shall terminate and be of no further legal force or effect if, after they have vested but prior to their exercise, Employee's employment with the Company is terminated by the Company with cause.

        e.  Seven years after the grant of this option.

     6. RECLASSIFICATION, CONSOLIDATION AND MERGER.
        ------------------------------------------
        If and to the extent that the number of shares of the Company's par common stock shall be increased or reduced by change of par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. Notwithstanding any provision of paragraph 1 to the contrary, this option shall be exercisable by Employee immediately prior to any merger, consolidation, or sale of substantially all of the assets of the Company.

     7. RIGHT OF EXERCISE OF OPTION.
        ---------------------------
        This option is nontransferable by Employee except in the event of her death as provided in paragraph 6.c above and during Employee's lifetime is exercisable only by Employee. Employee shall have no rights as a shareholder with respect to shares subject to this option until payment of the option price and issuance of share certificates for such shares as provided in this Agreement.

     8. EARLY DISPOSITION OF STOCK.
        --------------------------
        Employee understands that if she disposes of any shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after purchase of such shares upon exercise of this Option, she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the shares and the LOWER OF (i) the fair market value of the shares at the date of the exercise or
(ii) the fair market value of the shares at the date of disposition. The amount of such ordinary income may be measured differently if Employee is an officer, director or 10% shareholder of the Company, or if the shares were subject to a substantial risk of forfeiture at the time they were transferred to Employee. EMPLOYEE HEREBY AGREES TO NOTIFY THE COMPANY IN WRITING WITHIN THIRTY (30) DAYS AFTER THE DATE OF ANY SUCH DISPOSITION. Employee understands that if she disposes of such shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

     9. RESTRICTION ON TRANSFER.
        -----------------------
        All shares acquired by Employee pursuant to this Incentive Stock Option Agreement shall be subject to the restrictions on transfer or encumbrance contained in this Agreement, and in addition, to the restrictions on transfer or securities not registered under federal or applicable state securities laws. No transfer in violation of this Agreement shall be recognizable in the records of the Company. Employee agrees that restrictive legends will be placed on any certificates for shares of the Company issued in the name of Employee to provide notice of these restrictions, for as long as they apply.

     10.    NOTICES.
            -------
        Whenever notice is called for by this Agreement, notice shall be in writing, and shall be effective when deposited in the United States mails, first class postage prepaid, addressed to the other party at the address first set forth above. Either party may change her address by notice to the other party as provided herein.

     11.    MISCELLANEOUS.
            -------------
        This Agreement contains a complete expression of its terms and shall not be subject to modification by any prior or contemporaneous evidence. Employee may not assign any of her rights pursuant to this Agreement without the written consent of the Company. This Agreement shall not be modified except in a writing signed by both parties.

     IN WITNESS WHEREOF, the parties executed this Agreement as of the first above written.

                              PREMIER CONCEPTS, INC.



                              By: ____________________________
                                   Corporate Officer

     EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON EMPLOYEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

     Employee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Employee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan. Employee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:    ______________________

                                   EMPLOYEE




                                   ______________________________


                                   Residence Address:

                                   ______________________________

                                   ______________________________

                                   EXHIBIT A

                             NOTICE OF EXERCISE OF
                            INCENTIVE STOCK OPTION


Premier Concepts, Inc.
3033 S. Parker Road, Suite 120
Denver, Colorado  80014
                                        Date of Exercise:_____________

     Re:  Incentive Stock Option Grant Dated _________________


     This constitutes notice under my Incentive Stock Option Agreement that I elect to purchase the following number of shares of Common Stock of PREMIER CONCEPTS, INC.:

     Stock Option dated:                     _______________________

     Number of shares exercised:   _______________________

     Total exercise price:              _______________________

     Cash payment delivered herewith: ____________________

     I represent that I have signed, and am delivering to you herewith, the Investment Representation Statement attached as Exhibit B to my Incentive Stock Option Agreement.

     My address of record is:

     ________________________________

     ________________________________


and my Social Security Number is: _______________________


_____________________________________
Name as should appear on certificate

               Very truly yours,



               _________________________________

                                   EXHIBIT B

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER           :

SELLER              :

COMPANY             :    PREMIER CONCEPTS, INC.

SECURITY            :    COMMON STOCK

AMOUNT              :

DATE :


  In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

  (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

  (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

  (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

  (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things:

(1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

       In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

  (e) I agree, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eight (180) days from the effective date of such registration, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; PROVIDED HOWEVER that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

  (f) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                        Signature of Purchaser:


                                        ______________________________


                                        Date: _________________, 19___